EXHIBIT 10.2

SECURITY AGREEMENT AND GUARANTY

This SECURITY AGREEMENT AND GUARANTY (“Agreement”) is entered into as of the 26th day of August, 2002 by and among JLM INDUSTRIES (SOUTH AFRICA) (PROPRIETARY) LIMITED (“JLM SA”), a company organized under the laws of South Africa and a wholly-owned subsidiary of JLM Industries, Inc. (the “Parent”), JLM CHEMICALS, INC. (“JLM Chemicals,” and together with JLM SA, the “Debtors”), a Delaware corporation and a wholly-owned subsidiary of the Parent, in favor of THE PHILIP S. SASSOWER 1996 CHARITABLE REMAINDER ANNUITY TRUST (the “Secured Party”).

All terms used herein but not defined herein shall have the meaning ascribed to them in the Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”).

SECTION 1.  Guaranty of JLM Chemicals.

1.1  In consideration for the benefits conferred upon JLM Chemicals by, and as an inducement to, the Secured Party agreeing to lend the sum of Two Million Dollars ($2,000,000) to JLM Realty, Inc., a North Carolina corporation and an affiliate of the Debtors (“JLM Realty”), and JLM SA pursuant to a Secured Promissory Note, dated of even date herewith by JLM Realty and JLM SA (the “Note”), JLM Chemicals hereby guarantees (the “Guaranty”) unto Secured Party the full payment and performance by JLM Realty and JLM SA of the Secured Indebtedness (as defined in Section 2) and agrees to pay any and all expenses incurred by the Secured Party in enforcing any rights under this Guaranty.

1.2  JLM Chemicals agrees that this Guaranty is and shall be construed to be absolute, general and continuing and shall not be terminated until performance in full of the Secured Indebtedness; provided, however, that the Guaranty shall not be effective unless and until any consents of senior lenders of JLM Chemicals, the Debtors or the Parent under existing credit agreements that are required in order for JLM Chemicals to make the Guaranty are obtained, whereupon the Guaranty shall be effective as of the date of this Agreement.

1.3  The liability of JLM Chemicals on the Guaranty shall be its primary and direct liability and shall be enforceable without prior resort to any other right, remedy or security and enforceable concurrently and in addition to all available remedies against JLM Realty and JLM SA for payment and performance under the Note. JLM Chemicals hereby waives presentment, protest, demand of any instrument, promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Indebtedness and this Guaranty and any requirement that Secured Party exhaust any right or take any action against JLM Realty or the Debtors or any other person or entity or any collateral. The obligations and liability of JLM Chemicals hereunder shall not be subject to any counterclaim, recoupment, set-off, reduction or defense based upon any claim that JLM Chemicals may have against Secured Party.

SECTION 2.  Creation of Security Interest.

2.1  Grant of Security Interest.    (a) for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged: (i) JLM SA hereby grants to Secured Party a continuing, first priority security interest in and lien on (the “JLM SA Security Interest”) the JLM SA Collateral (as defined in Section 3 hereof) of such Debtor, and (ii) JLM Chemicals, to the extent that JLM Chemicals receives the consent of its senior lenders required to grant the JLM Chemicals Security Interest, hereby grants to Secured Party a continuing, security interest in and lien on (the “JLM Chemicals Security Interest,” and together with the JLM SA Security Interest, the “Security Interests”) the JLM Chemicals Collateral (as defined in Section 3 hereof) of such Debtor, to secure performance and payment of (A) the Note; (B) all renewals and extensions of the Note; (C) all other obligations of the Debtors and JLM Realty under this Agreement and the Note; and (D) all other obligations and indebtedness of the Debtors and JLM Realty to Secured Party of whatever kind and whenever or however created or incurred, whether absolute or contingent, matured or unmatured, direct or indirect (all of the foregoing described in this Section 1 being the “Secured Indebtedness”).

(b)  The Security Interests granted herein shall continue in full force and effect until all of the Secured Indebtedness has been discharged.

2.2  Priority.    The Secured Indebtedness shall be the senior obligation of JLM SA and the junior obligation of JLM Chemicals (subordinate only to its obligations to its senior lenders). The Secured Indebtedness shall be secured by the Security Interests in the Collateral.

SECTION 3.  Definitions relating to Collateral.    As used herein, the following terms shall have the meanings indicated:

3.1  Collateral.    The term “Collateral” includes all of the JLM SA Collateral and all of the JLM Chemicals Collateral.

3.2  JLM SA Collateral.    The term “JLM SA Collateral” means all of JLM SA’s right, title and interest in and to all tangible and intangible property, now owned or hereafter acquired by such Debtor, wherever located, whether real, personal or mixed. The JLM SA Collateral includes, without limitation, all goods (including all Equipment, Inventory, vehicles, consumer goods and farm products), Fixtures, Accounts Receivable, other receivables, general intangibles, patents and patent applications, Trademarks, Licenses, Trade Secrets (each as hereinafter defined), service marks, all other intellectual property, contract rights, rights to receive payments of every kind, all goodwill (including all goodwill associated with the Trademarks, Licenses, Trade Secrets, service marks and all other intellectual property referred to above), documents, instruments and chattel paper, each as now owned or hereafter acquired by such Debtor, together with all proceeds of the foregoing, including without limitation, all proceeds of the foregoing consisting of goods and intangible personal property.

3.3  JLM Chemicals Collateral.    The term “JLM Chemicals Collateral” means all of JLM Chemicals’ right, title and interest in and to all Equipment, Inventory, Fixtures, vehicles, consumer goods and improvements, now owned or hereafter acquired by such Debtor, located at the Debtor’s Blue Island, Illinois manufacturing facility having an address at 3350

West 131st Street, Blue Island, Illinois 60406 (the “Blue Island Plant”), together with all proceeds of the foregoing.

3.4  “Trademarks” shall mean all of the following now or hereafter owned by a Debtor: (i) all trademarks, service marks, trade names, corporate names, company names, indicia, business source identifiers, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office (the “USPTO”) any State of the United States or any other country or any political subdivision thereof, (ii) all goodwill associated therewith arising in or relating to the ordinary course of business of such Debtor, (iii) all extensions or renewals thereof, and (iv) the right to sue for past, present and future infringement of the foregoing.

3.5  “License” shall mean any written agreement, now executed or to be executed hereafter by a Debtor, granting to any third party any right to use any Patent or Trademark now or hereafter owned by a Debtor, or granting to a Debtor any right to use any Patent or Trademark now or hereafter owned by any third party.

3.6  “Trade Secrets” shall mean all trade secrets and other confidential or proprietary, technical or business information, now or hereinafter owned by a Debtor, as any of the foregoing may be amended or supplemented from time to time, and any improvements thereon or changes thereto.

SECTION 4.  Payment of Obligations of Debtors.

4.1  Direct Obligations.    JLM Realty and JLM SA (and to the extent not timely paid by JLM Realty and JLM SA, JLM Chemicals) shall pay to Secured Party any sum or sums due or which may become due pursuant to the Note, or any extensions or renewals thereof, or under this Agreement or the Note. The Secured Indebtedness of the Debtors and JLM Realty hereunder and pursuant to the Note are joint and several, regardless of which entity actually receives the proceeds of the loan represented by the Note, the manner in which such amounts are used and the value or nature of the Collateral used to secure payment of the Secured Indebtedness.

4.2  Expenses.    Each Debtor shall be liable to promptly pay to Secured Party on demand all expenses and expenditures, including reasonable attorneys’ fees and other legal expenses incurred or paid by Secured Party in exercising or protecting its interests, rights and remedies under the Note or this Agreement plus interest thereon at the maximum non-usurious rate permitted by applicable law. Such expenses and expenditures shall be part of the Secured Indebtedness.

4.3  Acceleration.    Debtors shall pay immediately, without notice, the entire unpaid Secured Indebtedness of any Debtor to Secured Party, whether created or incurred pursuant to this Agreement, the Note or otherwise, upon the occurrence of an Event of Default as described in Section 5 of this Agreement and acceleration of said Secured Indebtedness as provided for in the Note.

SECTION 5.  Debtors’ Representations, Warranties, Covenants and Agreements.

The Debtors jointly and severally represent, warrant, covenant and agree that:

5.1  Valid Accounts.    Each Account Receivable will represent the valid and legally enforceable indebtedness of a bona fide customer (“Customer”) arising from the sale or lease of goods or rendition by JLM SA of services and will be subject to no set-offs, counterclaims or defenses; such goods or services will have been delivered to or performed for, and accepted by, the Customer, and the amount shown as to each account on JLM SA’s books will be the true and undisputed amount owing and unpaid thereon, payable in full at the time referred to in the invoice, or if no time is specified within at least ninety (90) days from the date of the particular invoice, and none of the Debtors has any knowledge of any fact or circumstance that would impair the validity or enforceability of any Accounts Receivable. As used herein, the term “Accounts Receivable” shall mean all of JLM SA’s accounts, contract rights, chattel paper, instruments, general intangibles and rights to payment of every kind, now or at any time hereafter arising.

5.2  Title; Authority.    (a) Except for the Security Interest granted hereby and except for the security interests granted to Congress Financial Corporation and GATX Capital Corporation existing on the date of this Agreement (collectively, the “Permitted Liens”), each Debtor is, and as to Collateral acquired after the date hereof shall be, the absolute owner and holder of, and has good and, with respect to real property, marketable, title to, the Collateral, free and clear of all liens, security interests, charges, mortgages or encumbrances of any kind or nature whatsoever (collectively, “Liens”). All instruments, documents and chattel paper pertaining to the Accounts Receivable are or, with respect to Accounts Receivable arising after the date hereof, will be, valid and genuine and free from all Liens, except for the Permitted Liens.

(b)  Each Debtor has full power and authority to grant to Secured Party the Security Interest granted herein, and the execution, delivery and performance of this Agreement is not in contravention of any charter or by-law provision of such Debtor or the Parent, or of any indenture, contract or other agreement to which such Debtor or the Parent is a party or by which its properties or assets are bound.

5.3  Performance of Obligations.    JLM SA will duly perform and will cause to be performed all obligations with respect to the goods, the sale or lease of which gave rise to each of the Accounts Receivable.

5.4  Information.    To the knowledge of Debtors, all information supplied and statements made by each Debtor, the Parent or any guarantor in any financial, credit or accounting statement or application for credit prior to, contemporaneously with or subsequent to the execution of this Agreement are and shall be true, correct, complete, valid and genuine.

5.5  Place of Business; Records.    (a) The chief place of business of each Debtor is the address shown on Exhibit A to this Agreement. Each Debtor will immediately notify Secured Party in writing of any change in such Debtor’s chief place of business.

(b)  Each Debtor will (i) keep such books and records pertaining to the Collateral at such chief place of business, and at such office or offices of each Debtor as shall be approved in writing by Secured Party; (ii) mark its books and records in such fashion as to indicate the Security Interest granted hereby; (iii) permit officers, employees, or other representatives of Secured Party at all reasonable times to inspect the Collateral and inspect and make abstracts from the books and records of such Debtor pertaining to the Collateral; and (iv) furnish to Secured Party such reasonable information and reports regarding the Collateral as Secured Party may from time to time require.

(c)  The Secured Party’s right to take possession of any Debtor’s books and records after the occurrence of and during an Event of Default shall be enforceable at law, by action of replevin or by any other appropriate remedy at law or in equity and, to the extent permitted by law, each Debtor consents to the entry of judicial orders or injunctions enforcing such rights without any notice to such Debtor or opportunity to be heard.

5.6  Taxes.    Each Debtor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent otherwise permitted by Secured Party.

5.7  Notice to Customers.    Upon an Event of Default and upon Secured Party’s request, JLM SA will give such notice in writing as Secured Party may reasonably require at any time to any or all Customers indebted on all or any of the Accounts Receivable and, if Secured Party shall so request, deliver to Secured Party copies of any and all such notices and, in addition Secured Party, or its agents or representatives may (1) transmit to any or all Customers at any time or times such notice of Secured Party’s interest in any such Accounts Receivable as Secured Party may determine (but Secured Party shall not be required to give any such notice and any failure to give such notice by Secured Party shall in no way affect Secured Party’s rights and interest hereunder or under any Accounts Receivable); (2) request from Customers at any time or times information concerning the amount owing under any or all Accounts Receivable; (3) request from Customers that Accounts Receivable be paid directly to Secured Party or to a post office box address over which Secured Party has control; or (4) enforce payment of and collect, by legal proceedings or otherwise, all Accounts Receivable.

5.8  Information to Secured Party Regarding Collateral.    Each Debtor will transmit to Secured Party all information that it may have or receive with respect to the Collateral or with respect to Customers indebted on the Accounts Receivable which might in any way adversely affect the value of the Collateral or Secured Party’s rights or remedies with respect thereto, including, but not limited to (i) rejection of goods or services by a Customer, (ii) assertion of claims, counterclaims or set-offs by a Customer, and (iii) information of financial difficulties of a Customer of which such Debtor has or obtains knowledge.

5.9  No Additional Security Interests or Liens.    No Debtor will pledge, mortgage or otherwise encumber, or create or suffer a security interest or Lien to exist in any of the Collateral to or in favor of any person other than Secured Party, except as otherwise authorized pursuant to this Agreement or the Note and except for the Permitted Liens. Each Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein senior or pari passu to that of Secured Party.

5.10  Additional Documentation.    Each Debtor will execute, alone or with Secured Party, any financing statement (or with respect to JLM SA, any equivalent document under South Africa law) or other document or procure any document reasonably required, and pay all costs necessary or desirable to protect the Security Interest, rights and remedies created by, provided in or emanating from this Agreement. Each Debtor shall use its best efforts to furnish to Secured Party, if requested, a landlord’s waiver of all liens with respect to any Collateral covered by this Agreement that is or that may be located upon leased premises. Such landlord’s waiver is to be in such form and upon such terms as is acceptable to Secured Party.

5.11  Protective Action; Further Assurances.    Each Debtor will, at its own expense, do, make, procure, execute and deliver all acts, things, writing and assurances as Secured Party may at any time reasonably request to protect, assure or enforce its interests, rights and remedies created by, provided in or emanating from this Agreement. The Parent shall use its best efforts to procure any consent of senior lenders of JLM Chemicals, the Debtors or the Parent under existing credit agreements that are required in order for the Debtors to grant the Security Interests.

5.12  No Leases, Licenses or Encumbrances.    None of the Debtors will lend, rent, lease, license or otherwise dispose of its respective Collateral or any interest therein except as authorized in this Agreement or in writing by Secured Party or in the ordinary course of Debtor’s business consistent with past practices, and each Debtor shall keep its respective Collateral, including the proceeds from any disposition thereof, free from unpaid charges, including taxes, and from all Liens other than Permitted Liens.

5.13  Collateral Locations.    The Collateral shall remain in the respective Debtor’s possession or control at its address shown in this Agreement or at such other locations as Secured Party may approve in writing, and shall not be removed except for temporary removal in the ordinary course of Debtor’s business from those locations.

5.14  Insurance.    Each Debtor will have and maintain or cause to be maintained insurance at all times with respect to its respective Collateral against risks of fire, theft and such other risks as Secured Party may reasonably require. Such insurance policies shall contain such terms and be written by companies reasonably satisfactory to Secured Party. To the extent that the such insurance covers Collateral that secures a senior obligation of a Debtor to the Secured Party, such insurance policies shall also, if requested by Secured Party (i) contain a standard mortgagee’s endorsement providing for payment of any loss to Secured Party; (ii) provide for a minimum of thirty (30) days written cancellation notice to Secured Party; and (iii) be furnished to Secured Party with certificates or other evidence satisfactory to Secured Party of compliance with the foregoing insurance provisions.

5.15  Accounts as Proceeds.    All accounts that are proceeds of the inventory included within the Collateral shall be subject to the Security Interest granted hereby and all of the other terms and provisions hereof.

5.16  Certificates of Title.    If certificates of title or similar documents are issued or outstanding or become issued and outstanding with respect to any of the Collateral, each Debtor will promptly advise Secured Party thereof and will immediately cause the interest of Secured Party to be properly noted thereon and said certificates are to be delivered to Secured Party.

5.17  Business Use.    The Collateral is and will be used for the sole purpose of conducting the respective Debtor’s business in the ordinary course, unless otherwise agreed to in writing by Secured Party.

5.18  No Misuse; Duty to Maintain.    The Collateral will not be misused or abused, wasted or allowed to deteriorate, except for the ordinary wear and tear of its intended primary use, and will not be used in violation of any statute, regulation or ordinance. Each Debtor agrees to maintain and use the Collateral in a careful and proper manner and in conformity with all applicable statutes, laws, ordinances and regulations and with all permits and licenses. None of the Debtors will use the Collateral in any manner which exposes the Collateral to unusual risk or to penalty, forfeiture or capture. Each Debtor shall maintain, service and repair the Collateral so as to keep the Collateral in good operating condition.

5.19  Collateral Affixed to Real Estate.    If the Collateral is or is to be wholly or partly affixed to real estate or other goods, a description of the real estate or other goods shall be promptly delivered to Secured Party and become a part of this Agreement, and shall specify the location and record owner of such real estate or other goods. If requested by Secured Party, each Debtor shall use its best efforts to furnish disclaimers or waivers of all parties having an interest in the real estate or other goods to which the Collateral is or is to be attached to any interest in the Collateral.

5.20  No Financing Statements.    Except for the Permitted Liens, there is no financing statement or similar filing now on file in any public office covering any part of the Collateral which has not been discharged nor is there any filing with the USPTO for the purpose of perfecting, confirming, continuing, enforcing or protecting any security interest granted by any Debtor in the Collateral, and none of the Debtors will execute and there will not be on file in any public office any financing statement or similar filing, except the financing statements filed or to be filed in favor of Secured Party, or as otherwise specifically permitted by this Agreement.

5.21  Patents and Trademarks.    (a) Each Debtor (either itself or through licensees) will, for each Trademark material to the conduct of such Debtor’s business, (i) to the extent consistent with past practice, continue to use such Trademark on each and every trademark class of goods applicable to its current line of business in order to maintain such Trademark in full force free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the notice of Federal registration, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become abandoned or invalidated.

(b)  In no event shall any Debtor, either itself or through any agent, employee, licensee or designee, file an application for any patent or Trademark with the USPTO, or any similar office or agency in any other country or any political subdivision thereof or enter into a License, unless it promptly informs Secured Party, and, upon request of Secured Party, executes and delivers any and all agreements, instruments, documents and papers as Secured Party may reasonably request to evidence Secured Party’s security interest in such patent, Trademark or License, and the goodwill and general intangibles of such Debtor relating thereto or represented thereby.

(c)  Each Debtor will take all necessary steps that are consistent with the practice in any proceeding before the USPTO, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each material application relating to any patent or Trademark (and to obtain the relevant grant or registration) and to maintain each registration of any patent or Trademark which is material to the conduct of such Debtor’s business, including, without limitation, filing of application for renewal, affidavits of use, affidavits of incontestability and maintenance fees, and, where appropriate, to initiate opposition, interference and cancellation proceedings against third parties.

(d)  In the event that any Collateral consisting of a patent or Trademark material to the conduct of any Debtor’s business is believed infringed, misappropriated or diluted by a third party, such Debtor shall notify Secured Party in writing within fifteen (15) days after it learns thereof and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as is appropriate under the circumstances to protect such Collateral.

SECTION 6.  Events of Default

Each Debtor shall be in default under this Agreement upon the happening of an Event of Default under the terms and conditions of the Note (herein called an “Event of Default”).

SECTION 7.  Secured Party’s Rights and Remedies

7.1  Secured Party’s Rights.

(a)  This Agreement, Secured Party’s rights hereunder or the Secured Indebtedness may be assigned by Secured Party, at any time and from time to time, and in any such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Agreement to Secured Party; provided, however, that prior to the time an Event of Default has occurred, Secured Party shall not make any such assignment to any party in the same or similar business to that of any Debtor.

(b)  Subject to the rights of senior lenders, each Debtor hereby appoints the Secured Party as its true and lawful attorney, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Secured Party may deem necessary or advisable to accomplish the purposes hereof. The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive any reorganization, consolidation, merger, sale, dissolution, liquidation or other termination of such Debtor, shall be binding upon all heirs, legal representatives, successors and assigns of such Debtor, and shall inure to the benefit of Secured Party and its successors and assigns. If an Event of Default shall occur, without limiting the generality of the foregoing, Secured Party shall have the right to receive, collect and endorse all checks made payable to any Debtor or its order representing any proceeds in respect of the Collateral or any part thereof and to give full discharge therefor. If an Event of Default shall occur, Secured Party may, but is not obligated to, exercise at any time and from time to time all or any of the rights of any Debtor including, but not limited to, the following powers, with respect to all or any of the Collateral:

(i)  to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

(ii)  to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Secured Party in connection therewith;

(iii)  to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(iv)  to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the relative goods, as fully and effectually as if Secured Party were the absolute owner thereof; and

(v)  to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto, including without limitation, arrangement for payment in installments, other modifications of the payment terms thereof, or release thereof;

provided, however, that the exercise by Secured Party of or failure to so exercise any such authority shall in no manner affect or discharge any Debtor’s liability to Secured Party hereunder or under the Note or under any other instrument evidencing or securing any of the Secured Indebtedness; provided, further, Secured Party shall be under no obligation, responsibility or duty to exercise any of the powers hereby conferred upon it and it shall be without liability for any act or failure to act in connection with any of the Collateral. Secured Party shall not be required to take any steps necessary to preserve the rights of the Collateral, except as required by law. If an Event of Default shall occur, Secured Party shall at all times have the right to apply the proceeds of any of the accounts or other property in which Secured Party has been granted a Security Interest herein towards payment of the Note and other Secured Indebtedness immediately upon receipt or collection of such proceeds.

(c)  Secured Party or any of its employees, agents or representatives may enter upon any Debtor’s premises at any reasonable time to inspect such Debtor’s records pertaining to the Collateral and Debtor shall assist such parties in making such inspections.

(d)  Secured Party may execute, sign, endorse, transfer or deliver in the name of any Debtor notes, checks, drafts or other instruments for the payment of money and receipts, certificates of origin, applications for certificates of title or any other documents necessary to evidence, perfect or realize upon the security interest and obligations created by this Agreement.

7.2  Rights in Event of Default.  (a)  Subject to the rights of senior lenders and upon the occurrence and during the continuance of an Event of Default, in addition to the rights granted pursuant to Section 7.1, the Secured Party may, without notice to any Debtor (except as otherwise specified herein), do any or all of the following, all of which rights and remedies are cumulative, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of Secured Party:

(i)  Secured Party may declare the Secured Indebtedness immediately due and payable and may exercise any of the rights and remedies available to a secured party under the UCC or otherwise available to Secured Party by agreement, at law or in equity, and under all other applicable laws of each state having jurisdiction over the Collateral or any part thereof, including without limitation thereto, the right to sell, lease or otherwise dispose of any or all of the Collateral and the right to take possession of the Collateral, and for that purpose Secured Party may, with or without notice or process of any kind, enter upon any premises on which the Collateral or any part thereof may be situated and remove the Collateral or books and records evidencing same, or may require any Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send each Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to such Debtor at the address designated in this Agreement at least ten (10) days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Secured Party’s reasonable attorneys’ fees and legal expenses, plus interest thereon at the maximum non-usurious rate permitted by applicable law with respect to such Debtor and shall constitute part of the Secured Indebtedness. Secured Party may apply the proceeds of any disposition of Collateral available for satisfaction of the Secured Indebtedness in any order of preference which Secured Party, in its sole discretion, chooses. Each Debtor shall remain liable for any deficiency.

(ii)  Secured Party may retain all books and records of any Debtor.

(iii)  Secured Party may complete any uncompleted Inventory in the process of construction or completion.

(iv)  Secured Party may notify any of Debtor’s lessees, consignees, renters and/or debtors to make all payments directly to the Secured Party and to surrender, at the termination of any such lease, rental agreement or consignment, the item or items leased, rented or consigned, directly to the Secured Party.

(v)  Secured Party may cure any default in any reasonable manner and add the cost of such cure to the Secured Indebtedness.

(b)  Upon the occurrence and during the continuance of an Event of Default, Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.

(c)  Upon the occurrence and during the continuance of an Event of Default, Secured Party may enforce its rights under this Agreement without resort to prior judicial process or judicial hearing, and each Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for a non-judicial remedy, each Debtor recognizes and concedes that such a remedy is consistent with the usage of the trade, is responsive to commercial necessity and is the result of bargaining at arms length. Nothing in this Agreement is intended to prevent any Debtor or the Secured Party from resorting to judicial process at such party’s option.

(d)  Each Debtor agrees that in performing any act required of such Debtor under this Agreement that time shall be of the essence and that Secured Party’s acceptance of a partial or delinquent payment or payments, or the failure of Secured Party to exercise any right or remedy shall not be a waiver of any obligation of any Debtor or any right of Secured Party or constitute a waiver of any other similar default subsequently occurring.

(e)    Upon the occurrence and during the continuance of an Event of Default, Secured Party may at any time demand, sue for, collect or make any compromise or settlement with reference to the Collateral as Secured Party, in its sole discretion, chooses. Secured Party may delay exercising or omit to exercise any right or remedy under this Agreement without waiving that or any other past, present or future right or remedy, except in writing signed by Secured Party.

SECTION 8.  Additional Agreements

8.1  Successors and Assigns.    Subject to the provisions of Section 7.1(a), this Agreement shall be binding upon and shall inure to the benefit of the parties, their successors, endorsers, representatives, receivers, trustees and assigns; provided, however, that nothing contained herein shall be construed to permit any Debtor to assign this Agreement or any of its rights or obligations hereunder, without obtaining the prior written approval of the Secured Party.

8.2  Waiver and Indemnity.    Each Debtor hereby waives and releases all relief from any and all appraisement, stay or exemption laws of any state now in force or hereinafter enacted. Each Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Collateral and any and all notices and demand whatsoever, whether or not relating to such instruments.

8.3  Section Headings.    The section headings appearing in this instrument have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this instrument.

8.4  Applicable Law.    The law governing this secured transaction shall be that of the State of New York in force at the date of this instrument, without regard to its principles of conflicts of law.

8.5  Notices.    All notices, requests, demands and other communications required or permitted hereunder shall be in writing and may be personally served or sent by telecopier, mail or the express mail service of the United States Postal Service, Federal Express or other equivalent overnight or expedited delivery service and (i) if given by personal service, or telecopier (confirmed by telephone), it shall be deemed to have been given upon receipt, (ii) if sent by mail, it shall be deemed to have been given upon receipt and (iii) if sent by Federal Express, the Express Mail Service of the United States Postal Service or other equivalent overnight or expedited delivery service, it shall be deemed given twenty-four (24) hours after delivery to such overnight or expedited delivery service, delivery charges prepaid and properly addressed to Debtor or Secured Party as the case may be. For purposes hereof, the addresses of each Debtor shall be its respective address set forth on Exhibit A and the address of Secured Party shall be as follows:

The Philip S. Sassower 1996 Charitable Remainder Annuity Trust
c/o Philip S. Sassower
135 East 57th Street
New York, New York 10022
Tel: (212) 759-1909
Fax: (212) 319-4930

with a copy to:

Brown Raysman Millstein Felder & Steiner LLP
900 Third Avenue
New York, NY 10022
Attn: David M. Warburg, Esq.
Tel: (212) 895-2240
Fax: (212) 895-2900

Any party may, by proper written notice hereunder to the other party, change the address to which notices shall thereafter be sent to it.

8.6  Severability.    If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and the remaining provisions of this Agreement shall be in full force and effect.

8.7  Savings Clause.    Notwithstanding any provision to the contrary herein, or in any of the documents evidencing the Secured Indebtedness, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable usury laws. If any such excessive interest is so provided for, then in such event (i) the provisions of this paragraph shall govern and control, (ii) none of the Debtors nor their representatives, successors or assigns or any other party liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that is in excess of the maximum non-usurious interest rate permitted by applicable law, (iii) any such excess interest that may have been collected shall be, at the option of the holder of the instrument evidencing the Secured Indebtedness, either applied as a credit against the then unpaid principal amount thereof or refunded to the maker thereof, and (iv) the effective rate of interest shall be automatically reduced to the maximum non-usurious interest rate permitted under the applicable usury laws as now or hereafter construed by courts having jurisdiction.

8.8  Pronouns.    The pronouns used in this instrument are in the masculine gender but shall be construed as feminine or neuter as occasions may require.

8.9  Entire Agreement.    This Agreement, the Note and the Deed of Trust of even date herewith of JLM Realty in favor of the Secured Party constitute the entire understanding of the parties with respect to the subject matter hereof.

EXECUTED as of the date set forth above.

DEBTORS: JLM INDUSTRIES (SOUTH AFRICA) (PROPRIETARY) LIMITED

By:	/s/ MICHAEL MOLINA
Michael Molina Chief Financial Officer
JLM CHEMICALS, INC.

By:	/s/ MICHAEL MOLINA
Michael Molina Chief Financial Officer
SECURED PARTY: THE PHILIP S. SASSOWER 1996 CHARITABLE REMAINDER ANNUITY TRUST

By:	/s/ PHILIP S. SASSOWER
Philip S. Sassower Trustee

EXHIBIT A

DEBTORS’ PRINCIPAL PLACE OF BUSINESS

JLM Chemicals, Inc.
3350 West 131st Street
Blue Island, Illinois 60406

JLM Industries (South Africa) (Pty) Ltd
Building 3,
Harrowdene Office Park
Western Service Rd.
Woodmead
South Africa